FORM OF
NOTICE OF GUARANTEED DELIVERY
for
Offer to Exchange All Outstanding
9 1/2% Senior Unsecured Notes due 2015
which are not registered under the Securities Act of 1933
in Exchange for
New 9 1/2% Senior Unsecured Notes due 2015
which have been registered under the Securities Act of 1933
of
NationsRent Companies, Inc.
         Registered holders of outstanding 9 1/2% Senior Unsecured Notes due 2015, which have not been registered under the Securities Act of 1933 (the “Original Notes”), who wish to tender their Original Notes in exchange for a like principal amount of new 9 1/2% Senior Unsecured Notes due 2015, which have been registered under the Securities Act of 1933, as amended (the “New Notes”) and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust Company (the “Exchange Agent”), prior to                     , 2005 (the “Expiration Date”), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, mail or overnight mail or courier to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus, dated                    , 2005 of NationsRent Companies, Inc.
The Exchange Agent for the Exchange Offer is:
Wilmington Trust Company

By Certified or Registered Mail:	By Hand or Overnight Delivery Service:
Wilmington Trust Company DC-1626 PO Box 8861 Wilmington, DE 19899-8861	Wilmington Trust Company 1100 North Market Street Wilmington, DE 19890-1615
Confirm by Telephone or Facsimile:

Tel: (302) 636-6470
Fax: (302) 636-4139
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guarantee Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature.

Ladies and Gentlemen:
      The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Original Notes (Please Print)	Certificate Number(s) of Original Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Original Notes Tendered

SIGN HERE
Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein); (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer); (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an “Eligible Guarantor Institution”), hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.
      The undersigned acknowledges that it must deliver the Letter of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.
Name of Firm:

Authorized Signature:

Title:

Address:

Zip Code:

Area Code and Tel. No.:

Dated:_________________________________________________________________, 2005

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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